EXHIBIT 10.3
FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

    This FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”), dated September 2, 2025, is entered into by and between Lucid Group, Inc., a Delaware corporation (the “Company”) and SMB Holding Corporation, a Delaware corporation (the “Investor”). Capitalized terms used herein but not defined have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated July 16, 2025, by and between the Company and the Investor.

    WHEREAS, the Company and the Investor previously entered into the Subscription Agreement in order to consummate the private placement of the Placement Shares pursuant to the terms and conditions thereof;

    WHEREAS, on August 29, 2025, the Company filed an amendment (the “COI Amendment”) to its Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split (the “Reverse Stock Split”) at a ratio of one-for-ten (1:10) of the Common Stock, and a corresponding reduction of the Company’s authorized shares of Common Stock;

    WHEREAS, the COI Amendment became effective at 5:00 p.m., Eastern time, on August 29, 2025;

    WHEREAS, the Company desires to amend the Subscription Agreement to reflect the revised Placement Shares being issued to the Investor, the Funding Amount and Purchase Price as a result of the Reverse Stock Split;

    WHEREAS, pursuant to Section 9.01 of the Subscription Agreement, the Subscription Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Investor; and

    WHEREAS, the Company and the Investor desire to amend the Subscription Agreement as set forth in this Amendment.

    NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.Funding Amount. The second preamble of the Subscription Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, it is desired that the Company issue to the Investor in a private placement a number of shares set forth in Schedule 1 (the “Placement Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), equal to (i) $299,999,985 in cash (the “Funding Amount”) divided by (ii) an amount equal to the arithmetic average of the Daily VWAP of the Company’s Common Stock on the Nasdaq Global Select Market (“Nasdaq”) over a period of thirty (30) consecutive trading days ending on, and including, the last trading day prior to the date the Vehicle Production Agreement is executed, as may be adjusted for any stock splits, reverse stock splits or similar recapitalizations of the Company occurring prior to Closing (the “Purchase Price”).”

2.Closing Date. Section 2.02(a) of the Subscription Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms of this Agreement, the closing of the Placement (the “Closing”) shall occur electronically as soon as practicable (and, in any event, within three (3) Business Days) after satisfaction of the conditions set forth in Article 6 (the date on which the Closing occurs, or such later date as may be mutually agreed by the Investor and the Company, is referred to as the “Closing Date”);”

3.Schedule 1. Effective as of the date first set forth above, Schedule 1 of the Subscription Agreement is hereby amended and restated in its entirety as follows:

“Date of Agreement: July 16, 2025
Number of Placement Shares: 13,715,121
Purchase Price per Placement Share: $21.874

Except as expressly amended by this Amendment, the terms of the Subscription Agreement remain in full force and effect. In the event of any inconsistency between the terms of this Amendment, on the one hand, and the terms of the Subscription Agreement, on the other hand, the terms of this Amendment shall prevail. The terms of Article 9 of the Subscription Agreement shall apply to this Amendment, mutatis mutandis, as if fully set forth herein and as if this Amendment constituted the Subscription Agreement for purposes thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

LUCID GROUP, INC.

By:	/s/ Taoufiq Boussaid
Name:	Taoufiq Boussaid
Title:	Chief Financial Officer
[Signature Page to First Amendment to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

SMB HOLDING CORPORATION

By:	/s/ Brian Kuntz
Name:	Brian Kuntz
Title:	President
[Signature Page to First Amendment to Subscription Agreement]